                                                                     EXHIBIT 2.3

                                    ADDENDUM

         THIS ADDENDUM (this "Addendum") dated this 31st day of December, 1998, is by and between HCR Manor Care, Inc., a Delaware corporation ("HCR") and Alternative Living Services, Inc., a Delaware corporation ("ALS").

         WHEREAS, on the date of this Addendum HCR and ALS have entered into an Agreement of Purchase and Sale (Construction Residences) (the "Construction Purchase Agreement") and an Agreement of Purchase and Sale (Operating Residences) (the "Operating Purchase Agreement" and, together with the Construction Purchase Agreement, the "Agreements");

         WHEREAS, the parties wish to set forth in this Addendum certain agreements they have reached with respect to certain changes they shall make to the Agreements after the date hereof, notwithstanding anything to the contrary set forth in the Agreements.

         NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

         1. Terms designated with an initial capital letter and not otherwise defined herein shall have the meanings ascribed to such terms in the respective Agreements amended hereby.

         2. Within thirty (30) days after the date hereof, the parties shall amend and/or restate the Agreements to provide as follows:

            A. Development Fees. In consideration of development services rendered by HCR and/or its subsidiaries with respect to the Construction Residences up to and including December 31, 1998, ALS shall pay to HCR, at the time of the first Residence Closing (whether for a Construction Residence or Operating Residence) development fees of $4,000,000. In addition, in consideration of development services to be rendered by HCR and/or its subsidiaries with respect to the Construction Residences after December 31, 1998 and until the completion thereof and rendered with respect to the Operating Residences, ALS shall pay to HCR aggregate development fees of $6,000,000, which shall be payable upon the Residence Closing of each Construction Residence (with the proportion of such $6,000,000 payable upon any such Residence Closing being equal to its proportionate share of the aggregate purchase price for all Construction Residences as indicated on Annex 1 hereto).

            B. Withdrawal Fee. In the event that any Operating Residence or Construction Residence is not sold by Seller to Purchaser and a Withdrawal Condition (as hereinafter defined) exists with respect thereto, Seller shall promptly pay to Purchaser a "Withdrawal Fee" with respect to such Residence in the amount set forth opposite such Residence's name on Annex 1 hereto. A "Withdrawal Condition" shall be deemed to exist if any of the following occur:

               (i) One or more conditions to Purchaser's obligation to close is not satisfied (and is not waived by Purchaser) and such Residence is withdrawn pursuant to Sections 14.C or 14.D of the applicable Agreement (unless Purchaser and Seller agree upon a substitute residence therefor in accordance with Section 14.D of the applicable Agreement);

               (ii) Purchaser breaches its obligation to purchase, or Seller breaches its obligation to sell, such Residence under the applicable Agreement; or

               (iii) Such Residence is not sold by Purchaser to Seller for any reason (unless Purchase and Seller agree upon a substitute residence therefor in accordance with Section 14.D of the applicable Agreement).

            C. Liquidated Damages. The liquidated damages payable by Purchaser upon any breach of its obligation to purchase an Operating Residence or Construction Residence under the applicable Agreement shall be an amount equal to the product of $5,000,000 times the amount of the allocated purchase price for such Residence as set forth on Annex 1 hereof divided by $185,000,000, unless no Residence Closings occur under either Agreement, in which event liquidated damages shall be $9,000,000 for all of the Residences.

            D. Purchase Price. The purchase price for the Operating Residences and the Construction Residences pursuant to the Agreements shall be as set forth in Annex 2 hereto.

         3. Pending the amendment and/or restatement of the Agreements in the manner contemplated by paragraph 2 hereof, this Addendum shall constitute an amendment of each of the Agreements effective as of the date hereof.

         IN WITNESS WHEREOF, the parties have executed this Addendum on the date first set forth above.

                          HCR MANOR CARE, INC.


                          BY: /s/ R. Jeffrey Bixler
                              -------------------------------------------------
                              R. Jeffrey Bixler
                              Vice President and General Counsel


                          ALTERNATIVE LIVING SERVICES, INC.


                          BY: /s/ Thomas E. Komula
                              -------------------------------------------------
                              Thomas E. Komula
                              Senior Vice President and Chief Financial Officer

                                                                         ANNEX 1

              ALLOCATION OF DEVELOPMENT AND WITHDRAWAL FEES PAYABLE

          CONSTRUCTION RESIDENCES

           PROPERTY            ALLOCATED          DEVELOPMENT        TOTAL AMOUNT      WITHDRAWAL FEE
NUMBER       NAME            PURCHASE PRICE       FEE PAYABLE          PAYABLE            PAYABLE
------       ----            --------------       -----------        ------------      -------------
 22      Colorado Springs      $ 5,365,000        $  607,330          $ 5,972,330      $  145,000
 23      Charlotte             $ 4,995,000        $  565,445          $ 5,560,445      $  135,000
 24      Emerson               $ 9,342,500        $1,057,592          $10,400,092      $  252,500
 25      Palmer Ranch          $12,210,000        $1,382,199          $13,592,199      $  330,000
 26      Lynnwood              $ 5,365,000        $  607,330          $ 5,972,330      $  145,000
 27      Decatur               $ 5,365,000        $  607,330          $ 5,972,330      $  145,000
 28      Roanoke               $ 4,995,000        $  565,445          $ 5,560,445      $  135,000
 29      Denver                $ 5,365,000        $  607,330          $ 5,972,330      $  145,000
                               -----------        ----------          -----------      ----------
                               $53,002,500        $6,000,000          $59,002,500      $1,432,500
                               ===========        ==========          ===========      ==========



          OPERATING RESIDENCES

                                                                                      WITHDRAWAL FEE
NUMBER   PROPERTY NAME      ALLOCATED PURCHASE PRICE                                      PAYABLE
------   -------------      ------------------------                                  --------------
  1      Whittier              $ 3,977,500                                             $  228,033
  2      Brea                  $ 4,902,500                                             $  281,063
  3      Laguna Palm           $ 9,342,500                                             $  535,611
  4      Denidun               $ 5,272,500                                             $  302,276
  5      Sarasota              $ 6,475,000                                             $  371,216
  6      Boyton Beach          $ 7,030,000                                             $  403,034
  7      Boyton Village        $ 6,752,500                                             $  387,125
  8      Westlake              $ 4,070,000                                             $  233,336
  9      Woodridge             $ 4,625,000                                             $  265,154
 10      Tucson                $ 8,880,000                                             $  509,096
 11      Fulton County (AC)    $ 4,995,000                                             $  286,367
 12      Cobb County           $ 4,347,500                                             $  249,245
 13      Mesa                  $ 4,717,500                                             $  270,457
 14      Fulton County (SH)    $ 7,492,500                                             $  429,550
 15      Reno                  $ 4,810,000                                             $  275,760
 16      West Orange           $12,395,000                                             $  710,613
 17      Overland Park         $ 6,105,000                                             $  350,004
 18      Citrus Heights        $ 6,105,000                                             $  350,004
 19      Peoria                $ 4,625,000                                             $  265,154
 20      Wayne                 $10,082,500                                             $  578,036
 21      Sun City West         $ 4,995,000                                             $  286,367
                               -----------                                             ----------
                               $31,997,500                                             $7,567,500
                               ===========                                             ==========

                                                                         ANNEX 2


                      ALLOCATION OF TOTAL ACQUISITION COST
              RELATING TO THE OPERATING AND CONSTRUCTION RESIDENCES

NUMBER        PROPERTY NAME                                      STATUS                            ALLOCATED PURCHASE PRICE
------        -------------                                      ------                            ------------------------
              OPERATING RESIDENCES
    1         Whittier                                           Operating                                    $  3,977,500
    2         Brea                                               Operating                                    $  4,902,500
    3         Laguna Palm                                        Operating                                    $  9,342,500
    4         Denidun                                            Operating                                    $  5,272,500
    5         Sarasota                                           Operating                                    $  6,475,000
    6         Boyton Beach                                       Operating                                    $  7,030,000
    7         Boyton Village                                     Operating                                    $  6,752,500
    8         Westlake                                           Operating                                    $  4,070,000
    9         Woodridge                                          Operating                                    $  4,625,000
   10         Tucson                                             Operating                                    $  8,880,000
   11         Fulton County (AC)                                 Operating                                    $  4,995,000
   12         Cobb County                                        Operating                                    $  4,347,500
   13         Mesa                                               Operating                                    $  4,717,500
   14         Fulton County (SH)                                 Operating                                    $  7,492,500
   15         Reno                                               Operating                                    $  4,810,000
   16         West Orange                                        Operating                                    $ 12,395,000
   17         Overland Park                                      Operating                                    $  6,105,000
   18         Citrus Heights                                     Operating                                    $  6,105,000
   19         Peoria                                             Operating                                    $  4,625,000
   20         Wayne                                              Operating                                    $ 10,082,500
   21         Sun City West                                      Operating                                    $  4,995,000
                                                                                                              ------------
                                                                                                              $ 31,997,500

              CONSTRUCTION RESIDENCES
   22         Colorado Springs                                   Under Construction                           $  5,365,000
   23         Charlotte                                          Under Construction                           $  4,995,000
   24         Emerson                                            Under Construction                           $  9,342,500
   25         Palmer Ranch                                       Under Construction                           $ 12,210,000
   26         Lynnwood                                           Under Construction                           $  5,365,000
   27         Decatur                                            Under Construction                           $  5,365,000
   28         Roanoke                                            Under Construction                           $  4,995,000
   29         Denver                                             Under Construction                           $  5,365,000
                                                                                                              ------------
                                                                                                              $ 53,002,500

              TOTAL OPERATING AND CONSTRUCTION                                                                $ 85,000,000

              LICENSING FEE                                                                                   $  5,000,000

              DEVELOPMENT FEE                                                                                 $ 10,000,000

              TOTAL ACQUISITION COST                                                                          $200,000,000
                                                                                                              ============